     As filed with the Securities and Exchange Commission on August 31, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                                   FEI COMPANY
             (Exact name of registrant as specified in its charter)

                               -----------------

     OREGON                                         93-0621989
     (State or other jurisdiction                   (IRS Employer
     of incorporation or organization)              Identification No.)

     7451 NW EVERGREEN PARKWAY
     HILLSBORO, OREGON                              97124-5830
     (Address of Principal                          (Zip Code)
     Executive Offices)

                               -----------------

                                   FEI COMPANY
                          EMPLOYEE SHARE PURCHASE PLAN
                              (Full title of plan)


                                 JOHN S. HODGSON
                             CHIEF FINANCIAL OFFICER
                                   FEI COMPANY
                            7451 NW EVERGREEN PARKWAY
                          HILLSBORO, OREGON 97124-5830
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (503) 640-7500

                                    Copy to:

                                 CAROLYN M. VOGT
                                 STOEL RIVES LLP
                         900 SW FIFTH AVENUE, SUITE 2300
                           PORTLAND, OREGON 97204-1268

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------------- ------------------------------- ----------------------------- ------------------
Title of Securities                                 Proposed Maximum Offering       Proposed Maximum Aggregate    Amount of
To be Registered        Amount to be Registered     Price Per Share(1)              Offering Price (1)            Registration Fee
----------------        -----------------------     ------------------              ------------------            ----------------
----------------------- --------------------------- ------------------------------- ----------------------------- ------------------
Common Stock            600,000 Shares              $30.00                          $18,000,000                   $4,752
----------------------- --------------------------- ------------------------------- ----------------------------- ------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the 600,000 shares is based on $30.00 per share, which was the average of the high and low price per share of the Common Stock on August 29, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by FEI Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  (a)      The Company's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in
         (a) above.

                  (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article III of the Registrant's Second Amended and Restated Articles of Incorporation requires indemnification of current or former directors of FEI to the fullest extent not prohibited by the Oregon Business Corporation Act. The Oregon Business Corporation Act permits or requires indemnification of directors and officers in certain circumstances. The effects of the indemnification provisions are as follows:

                  (a) The indemnification provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of FEI), if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of FEI, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo centendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct.

                  (b) The indemnification provisions grant a right of indemnification in respect of any proceeding by or in the right of FEI against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of FEI, except that no right of indemnification will be granted if the person is adjudged to be liable to FEI.

                  (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer is entitled to indemnification as a matter of right.

                  (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the indemnification provisions may provide indemnification broader than that described in
         (a) and (b).

                  (e) The Registrant may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         The Registrant has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

         In addition, the Company's Restated Bylaws provide that the expenses incurred by a current or former director or officer in any proceeding shall be paid by the Company in advance at the written request of the director or officer, if the director or officer:

                  (a) furnishes the Company a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the Company;

                  (b) furnishes the Company a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Company. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under the Restated Bylaws or otherwise; and

                  (c) the term "expenses" shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under the Restated Bylaws, but shall not include amounts paid in settlement by the indemnified party or the amount of judgment or fines against the indemnified party.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

         4.1 Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K")).

         4.2 Restated Bylaws (incorporated by reference to Exhibits to the 1996 10-K).

         5.1      Opinion of Stoel Rives LLP.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1     Powers of Attorney (see page II-6 of the Registration
                  Statement).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on August 31, 2000.

                                       FEI COMPANY


                                       By: /s/ VAHE A. SARKISSIAN
                                           -------------------------------------
                                           Vahe A. Sarkissian
                                           President and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vahe A. Sarkissian and John S. Hodgson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents shall, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 31, 2000.

             Signature                                     Title
             ---------                                     -----


/s/ DR. LYNWOOD W. SWANSON                   Chairman of the Board of Directors
------------------------------
Dr. Lynwood W. Swanson


/s/ VAHE A. SARKISSIAN                       President, and Chief Executive
------------------------------               Officer and Director
Vahe A. Sarkissian                           (Principal Executive Officer)



/s/ JOHN S. HODGSON                          Senior Vice President and Chief
------------------------------               Financial Officer
John S. Hodgson                              (Principal Financial Officer)

/s/ MARK V. ALLRED                           Corporate Controller
------------------------------               (Principal Accounting Officer)
Mark V. Allred


/s/ MICHAEL J. ATTARDO                       Director
------------------------------
Michael J. Attardo


                                             Director
------------------------------
Eric H. Goeld


/s/ WILLIAM E. CURRAN                        Director
------------------------------
William E. Curran


                                             Director
------------------------------
Dr. William W. Lattin


/s/ DR. JAN C. LOBBEZOO                      Director
------------------------------
Dr. Jan C. Lobbezoo


                                             Director
------------------------------
Donald R. VanLuvanee

                                  EXHIBIT INDEX

Exhibit
Number       Document Description
------       --------------------
4.1          Second Amended and Restated Articles of Incorporation, as amended
             (incorporated by reference to Exhibits to the Registrant's Annual
             Report on Form 10-K for the fiscal year ended December 31, 1996
             (the "1996 10-K")).

4.2          Restated Bylaws (incorporated by reference to Exhibits to the 1996
             10-K).

5.1          Opinion of Stoel Rives LLP.

23.1         Consent of Deloitte & Touche LLP.

23.2         Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1         Powers of Attorney (see page II-6 of the Registration Statement).